UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010 (May 27, 2010)
HEALTHSPRING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 291-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan
At the Annual Meeting of Stockholders (the “Annual Meeting”) of HealthSpring, Inc. (the “Company”), held on May 27, 2010 at the Company’s corporate headquarters in Franklin, Tennessee, the Company’s stockholders approved the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Amended Plan”), effective as of May 27, 2010 (the “Effective Date”). The following is a brief summary of the principal features of the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is incorporated herein by reference to the Company’s definitive proxy statement for the Annual Meeting.
Shares Available for Awards under the Plan. Under the Amended Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Amended Plan, the maximum number of shares with respect to which new awards may be granted under the Amended Plan shall be the sum of (i) 3,250,000 and (ii) the number of shares available for grant under the Amended Plan as of the Effective Date. The number of shares with respect to which incentive stock options may be granted after the Effective Date shall be no more than 1,000,000. Grants of restricted shares and restricted share units after the Effective Date shall aggregate no more than 1,750,000 shares. Shares of common stock subject to an award under the Amended Plan that expire unexercised or are canceled, forfeited, settled in cash, or otherwise terminated without a delivery of shares of common stock to the participant, shall again become available for awards under the Amended Plan and the share reserve will be increased accordingly. Shares of common stock issued under the Amended Plan may be either newly issued shares or shares that have been reacquired by the Company. Notwithstanding the foregoing, if an option or stock appreciation right (“SAR”) is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation with respect to any award is satisfied by withholding shares, the number of shares deemed to have been issued under the Amended Plan for purposes of the limitations set forth in the Amended Plan shall be the number of shares that were subject to the award, or portion thereof, and not the net number of shares actually issued; any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the Amended Plan, regardless of the number of shares actually issued upon the settlement of the SAR. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, or Substitute Awards, do not reduce the number of shares available for awards under the Amended Plan.
In addition, the Amended Plan imposes limitations on the amount of certain awards in order to comply with Sections 162(m), 422 and 409A of the Code. Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 625,000 shares of common stock, subject to adjustment in certain circumstances.
With certain limitations and exceptions, awards made under the Amended Plan shall be adjusted by the compensation committee of the board of directors to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Amended Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations, or accounting principles, or other relevant unusual or nonrecurring event affecting the Company.
No awards may be granted under the Amended Plan after May 27, 2020.

Eligibility and Administration. Officers, employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Amended Plan. The compensation committee administers the Amended Plan, except with respect to awards to non-employee directors, for which the Amended Plan is administered by the board of directors. Subject to the terms of the Amended Plan, the compensation committee is authorized to select participants; determine the type and number of awards to be granted; determine and later amend, subject to certain limitations, the terms and conditions of any award; interpret and specify the rules and regulations relating to the Amended Plan; and make all other determinations that may be necessary or desirable for the administration of the Amended Plan.
Stock Options and Stock Appreciation Rights. The compensation committee is authorized to grant stock options, including incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The compensation committee may specify the terms of such grants, subject to the terms of the Amended Plan. The compensation committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the compensation committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of substitute awards. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company in a manner permitted by the Amended Plan and applicable award agreement of the amount of the option price for the number of shares with respect to which the option is then being exercised.
Restricted Shares and Restricted Share Units. The compensation committee is authorized to grant restricted shares of common stock and restricted share units. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered, or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The compensation committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the compensation committee, restricted share units may not be transferred, encumbered, or disposed of, and such units terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment (or other service-providing capacity) of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. Restricted share units are subject to similar transfer restrictions as restricted shares, except that no shares are actually awarded to a participant who is granted restricted share units on the date of grant, and such participant shall have no rights of a stockholder with respect to such restricted share units until the restrictions set forth in the applicable award agreement have lapsed.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock (including restricted stock units), valued in accordance with the achievement of certain performance goals during certain performance periods, as established by the compensation committee, and payable at such time and in such form as the compensation committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the compensation committee. Separation from service prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered, or disposed of in any manner, except by will or the laws of descent and distribution.
Performance awards are subject to certain specific terms and conditions under the Amended Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a covered officer, as defined under the Amended Plan, is intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Performance goals for covered officers will be limited to one or more of the financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments, or divisions set forth in the Amended Plan. The compensation committee may appropriately adjust any evaluation of performance under criteria set forth in the Amended Plan. Notwithstanding the foregoing, the compensation committee may in its discretion, waive any performance goals or other terms and conditions relating to a performance award. With respect to any covered officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Amended Plan in any year is 350,000, and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.
Other Stock-Based Awards. The compensation committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to, shares of common stock. The compensation committee will determine the terms and conditions of such awards, consistent with the terms of the Amended Plan.
Non-Employee Director Awards. The board of directors may provide that all or a portion of a non-employee director’s annual retainer, meeting fees, or other awards or compensation, as determined by the board of directors, will be payable in non-qualified stock options, restricted shares, restricted share units, or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The board of directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the board of directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Amended Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards, upon such terms as the compensation committee may determine; provided, however, that with respect to awards made to members of the compensation committee, the Amended Plan will be administered by the board of directors.
Separation from Service. The compensation committee will determine the terms and conditions that apply to any award upon the separation from service of employment with the Company, its subsidiaries, and affiliates and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. Unless otherwise provided by the compensation committee at or after grant, in an award agreement, or by a contractual agreement between the Company, in the event of a change in control (as defined in the Amended Plan), subject to certain conditions provided for in the Amended Plan: (i) the compensation committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting, or settlement in connection with such change in control of each or any outstanding award or portion thereof upon such conditions as the committee shall determine; (ii) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; (iii) the compensation committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the compensation committee) subject to such canceled award in (a) cash, (b) stock of the Company or of a corporation or other business entity a party to the change in control, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the change in control); and (iv) the compensation committee may, in its discretion, provide that in the event of a change in control, (a) any outstanding performance awards relating to performance periods ending prior to the change in control that have been earned but not paid shall become immediately payable, (b) all then-in-progress performance periods for performance awards that are outstanding shall end, and either (i) any or all participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (ii) at the compensation committee’s discretion, the committee shall determine the extent to which performance criteria have been met with respect to each such performance award, and (c) the Company shall cause to be paid to each participant such partial or full performance awards, in cash, shares, or other property as determined by the compensation committee, within thirty days of such change in control, based on the change in control consideration, which amount may be $0 if applicable.
Any award or portion thereof which is neither assumed or continued by the Acquiror in connection with the change in control, nor exercised or settled as of the time of consummation of the change in control shall terminate and cease to be outstanding effective as of the time of consummation of the change in control.
Amendment and Termination. The board of directors may amend, alter, suspend, discontinue, or terminate the Amended Plan or any portion of the Amended Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the board of directors deems it desirable or necessary to comply. The compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any award, either prospectively or retroactively. Notwithstanding the foregoing, except for certain limited exceptions, the compensation committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share of such options, amend the terms of previously granted SARs to reduce the grant price of such SARs, to cancel such options and grant substitute options with a lower exercise price per share than the canceled options, or cancel such SARs and grant substitute SARs with a lower grant price than the canceled SARs, in each case without the approval of the Company’s stockholders. The compensation committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Amended Plan, to satisfy withholding and other tax obligations. The compensation committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise, or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Amended Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the compensation committee in its discretion.
Forms of Award Agreements. In connection with the adoption of the Amended Plan, the board of directors and compensation committee approved new forms of award agreements for awards under the Amended Plan. The forms of award agreements are attached hereto as Exhibits 10.2, 10.3, and 10.4 and are incorporated herein by reference.
Appointment of Chief Operating Officer
Effective May 27, 2010, the Company’s board of directors appointed Mark. A. Tulloch, currently Executive Vice President — Enterprise Operations, to serve in the additional position of the Company’s Chief Operating Officer. Michael G. Mirt, who had served as Chief Operating Officer, will continue to serve as the Company’s President. The Company’s press release announcing the appointment of Mr. Tulloch is attached hereto as Exhibit 99.1.
Mr. Tulloch, age 48, has served as the Company’s Executive Vice President-Enterprise Operations since March 2009. Prior to that, he served as Senior Vice President of Managed Care Operations from January 2007 to March 2009 and Senior Vice President of Pharmacy Operations from July through December 2006. Prior to joining the Company, he served from March 2003 to July 2006 as senior vice president of operations for United Surgical Partners International, Inc. (“USPI”), an owner and operator of short-stay surgical facilities. Prior to March 2003, Mr. Tulloch spent seven years with OrthoLink Physicians Corporation, a subsidiary of USPI specializing in orthopaedic practice management and ancillary development. Mr. Tulloch served in various capacities for Ortholink, including as president and chief operating officer. Mr. Tulloch holds an M.B.A. from the Massey School at Belmont University, a M.Ed. from Vanderbilt University, and a B.S. from Middle Tennessee State University.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, a total of 53,730,005 shares of the Company’s common stock, out of a total of 57,943,648 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
The Company’s stockholders elected Benjamin Leon, Jr. and Sharad Mansukani to serve as Class II directors for three year terms or until their respective successors have been duly elected and qualified. The following were the tabulated votes “For” and “Withheld” with respect to each nominee as well as the number of “Broker Non-Votes”:

Nominee	For	Withheld	Broker Non-Votes
Benjamin Leon, Jr.	30,512,324	20,232,369	2,985,312
Sharad Mansukani	32,873,701	17,870,992	2,985,312

Proposal 2: Approval of the Amended Plan
The Company’s stockholders approved the Amended Plan (see above Item 5.02 of this Current Report on Form 8-K for a description of the Amended Plan). The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions” and “Broker Non-Votes”:

For	Against	Abstentions	Broker Non-Votes
41,811,722	8,914,655	18,316	2,985,312
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstentions
52,943,198	772,682	14,125
Item 7.01. Regulation FD Disclosure.
Effective June 1, 2010, the Company’s board of directors appointed Sharad Mansukani, who was reelected at the Annual Meeting as a Class II director, to serve as Vice Chairman — Strategic Planning of the board. In connection with this appointment, Dr. Mansukani will cease to serve as the Company’s Executive Vice President and Chief Strategy Officer.
The Company’s press release announcing the appointment of Dr. Mansukani is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan *
Exhibit 10.2	Amended Form of Non-Qualified Stock Option Agreement
Exhibit 10.3	Amended Form of Restricted Stock Award Agreement (Officers and Employees)
Exhibit 10.4	Amended Form of Restricted Stock Award Agreement (Directors)
Exhibit 99.1	Press Release issued by HealthSpring, Inc. dated May 28, 2010

*	Previously filed as Annex A to the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders held on May 27, 2010 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: June 1, 2010

EXHIBIT INDEX

No.	Exhibit

Exhibit 10.1	HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan*
Exhibit 10.2	Amended Form of Non-Qualified Stock Option Agreement
Exhibit 10.3	Amended Form of Restricted Stock Award Agreement (Officers and Employees)
Exhibit 10.4	Amended Form of Restricted Stock Award Agreement (Directors)
Exhibit 99.1	Press Release issued by HealthSpring, Inc. dated May 28, 2010

*	Previously filed as Annex A to the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders held on May 27, 2010 and incorporated herein by reference.